Exhibit 99.1

SkyPostal Signs Agreement with Banco Santander Rio to Co-Market
Punto Mio Online Shopping Facilitator in Argentina

Punto Mio Reach Expanded to Over 1 Million Bank Clients

MIAMI and BUENOS AIRES - December 3, 2008 – SkyPostal Networks, Inc. (OTC BB:  SKPN), the largest private postal network in Latin America, today announced that its Punto Mio division has entered into a co-marketing agreement with Banco Santander Rio the Argentine branch of the Spanish bank Banco Santander.  Banco Santander is the world’s 12th largest bank based on market capitalization, the 7th largest bank based on profit and has the largest retail network in the western world, with 10,852 branches.

Punto Mio (www.PuntoMio.com) is an Internet shopping portal that bridges the gap between the online international shopper and U.S.-based Internet merchants from the time of purchase through cross-border delivery. Under the co-marketing agreement, Banco Santander Rio will promote the Punto Mio online shopping service to the bank’s 1 million banking clients in Argentina.  Banco Santander Rio clients will be offered a free Punto Mio U.S. address, which will allow users to shop from any U.S. online merchant with seamless cross-border parcel-post delivery through SkyPostal’s established private postal network.

A.J. Hernandez, SkyPostal COO said, “We are excited to work with one of the largest and most prestigious banks in Latin America and the world.  Co-marketing agreements like this one allow us to grow the business exponentially.  With Punto Mio we offer a unique service that eliminates the challenges of cross border e-commerce using our established network in Latin America for timely parcel-post delivery.  We will look to expand our relationships to serve the rest of the Latin American Region where we continue to see significant opportunity in the growing cross-border Internet shopping market.”

About Punto Mio

Punto Mio is an online shopping portal that facilitates the experience of the online international shopper and U.S.-based Internet merchants, from the time of purchase through cross-border delivery.  Punto Mio is designed to be the only web address international shoppers need to be able to realize all of their online purchases from the United States.  Punto Mio provides its partners and potential e-tailers everything they need to successfully launch an international shopping service, including consistent promotional offers to existing customers to promote year-round shopping and product expansion.

Punto Mio’s offering includes product pricing comparison, secure online purchasing and delivery capabilities, cost estimator and merchandise return capability. Additionally, Punto Mio addresses many of the challenges of online cross-border shopping — lack of familiarity with U.S. clothing sizes, expensive express-courier delivery services, U.S. merchants that do not accept foreign credit cards, lack of an integrated package return systems, unexpected and high fees associated with customs duties and taxes, and unreliable local postal services.  For more information visit www.puntomio.com.

About SkyPostal Networks, Inc.

SkyPostal is an international wholesale mail distribution company that specializes in hand delivery of commercial mail, periodicals and parcel post into the Latin America-Caribbean (LAC) region. SkyPostal is the largest private postal network in Latin America, delivering more than 60 million mail items each month through its network of local private postal operators. SkyPostal handles mail from European postal administrations, major publishers, mail consolidators, international mailers and financial institutions that require time-defined and reliable delivery of their mail, magazines and mail order parcels. For more information visit www.skypostal.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Risks and uncertainties applicable to the Company and its business could cause the Company’s actual results to differ materially from those indicated in any forward-looking statements.

Contacts:

Financial Profiles, Inc.

Brandi Floberg

(310) 277-4711

bfloberg@finprofiles.com

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